Exhibit 23.1


              Consent of Independent Certified Public Accountants



Board of Directors
Innovo Group Inc.



      We hereby consent to the incorporation by reference in this Registration Statement and the Prospectus constituting a part of this Registration Statement of our reports dated February 18, 1997 relating to the consolidated financial statements and schedule of Innovo Group Inc., and subsidiaries appearing in the Company's Annual Report on Form 10-K for the year ended November 30, 1996.

      We also consent to the reference to us under the caption
"Experts" in the Prospectus.


                                    /s/BDO Seidman, LLP
                                    ____________________
                                    BDO Seidman, LLP



Atlanta, Georgia
August 4, 1997